[Sento Letterhead]


               SENTO REPORTS CONSOLIDATED REVENUES OF $10 MILLION
                          FOR FISCAL 2005 THIRD QUARTER

                 - Xtrasource contributes $2.6 million to sales, is accretive to operating income, cash flow -

AMERICAN FORK, Utah, January 27, 2005 - Sento Corporation (Nasdaq: SNTO), a right-channeling solutions leader, today reported results for the third quarter of fiscal 2005 ended December 31, 2004.

The Company purchased the assets of Xtrasource, an advanced contact solution provider with operations in Europe and the US, effective as of October 1, 2004. Accordingly, the results of Xtrasource are included in the Company's consolidated results for the 2005 third fiscal quarter, but not in prior periods.

For the third quarter of fiscal 2005, the Company reported consolidated revenues of $10.0 million and a gross profit of $2.0 million. Including a bad debt provision of $475,000 equivalent to $0.12 per diluted share, the Company reported an operating loss of $182,974 and a net loss attributable to common stockholders of $298,400 or $0.08 per diluted share. Excluding the bad debt provision, which resulted from the inability of a financially distressed customer to pay its receivable balance, the Company achieved operating income of $292,026 for the fiscal 2005 third quarter.

For the third fiscal quarter ended December 31, 2003, the Company had revenues of $5.2 million and a gross profit of $1.0 million. The Company incurred an operating loss of $4,335 and a net loss attributable to common stockholders of $141,459 or $0.06 per diluted share.

For the first nine months of fiscal 2005, revenues were $22.8 million, the gross profit was $3.3 million, the operating loss was $855,366 including the bad debt provision in the third quarter, and the net loss attributable to common stockholders was $1.0 million or $0.28 per diluted share. In the prior year-to-date period, revenues were $13.4 million, gross profit was $1.6 million, the operating loss was $774,593 and the net loss attributable to common stockholders was $1.2 million or $0.51 per diluted share.

The Company ended the third quarter of fiscal 2005 with a strong balance sheet, with working capital of $6.0 million, cash and short-term investments of $4.9 million, and long-term debt to equity of 15.5%.

Patrick F. O'Neal, President and CEO of Sento, commented, "We were able to double our revenues over last year's third quarter and cross the $10 million per quarter revenue threshold, due to the contribution of Xtrasource, as well as through 43% organic growth at Sento. We also are very pleased with our progress in integrating Xtrasource into our Company. As we predicted, we are finding our operations highly complementary. In addition to serving a Sento client through the Xtrasource Raleigh, NC call center, we are in active discussions with several clients regarding our combined product and service offerings. And, as we forecasted, Xtrasource was accretive, both to our operating income and cash flow in the third quarter."

"It is important to note that we are continuing to execute on a strategy started this fiscal year. We first raised $6.7 million, allowing us to incrementally invest in technology to reconfigure and upgrade the framework necessary to meet our customers' right channeling needs. These investments will continue through next year as well, as we further build our technology advantage. We also continue to enhance our management team and announce that Tom Tyler, the former CEO of Xtrasource, has assumed the position of Senior Vice President of Sales & Marketing. Mr. Tyler will lead and build our sales team to aggressively pursue opportunities for cross selling our right channeling services to all our clients, as well as pursuing targeted new business.

"On the expense side, we are undertaking two initiatives to improve our efficiency and reduce our fixed costs. First, to take advantage of our new global infrastructure, we have been shifting some customers to our new Raleigh, NC center, and will consolidate our Utah operations from three centers, to one primary supercenter, during the next two quarters. This move will allow us to take advantage of upcoming lease expirations in August 2005. The single facility is adequate for all of our Utah call center staff, so no jobs will be lost. We expect to have a write-off upon completion of the move of approximately $300,000 for equipment no longer needed, approximately $230,000 of accrued rent for the remaining term of the leases and approximately $100,000 for costs related to the move. Our second initiative will take advantage of our larger scale to renegotiate and reduce our telecommunications costs. We estimate these two initiatives will result in annual savings of approximately $1 million."

"We are very disappointed that the financial difficulties of a customer prevented us from reporting quarterly operating profit in the third quarter. Further, the loss of fourth quarter revenues from that customer will contribute to us not achieving operating profitability this quarter as well. Another factor that will affect fourth quarter operating profits is that there will be a temporary shift in our revenue mix in the quarter due to the replacement of a professional services contract with a lower margin call center contract. Our strategy and focus continue to be on transitioning to right channeling, which is higher in margin for us while both lower cost for our clients and yielding strong customer satisfaction for them. Despite this setback, we remain on track to achieve revenues in excess of $30 million this year and anticipate strong revenue growth in fiscal 2006.

"We are pleased to report that we have been awarded a new $1.2 million technology tools contract, which will begin generating revenue at the end of our fourth fiscal quarter. This success combined with the rapid organic growth we have achieved thus far this year, are important indicators of the success of our right channeling strategy. So is the fact that more than 70% of our revenue base is utilizing at least a part of our right channeling offering."

In conclusion, Mr. O'Neal stated, "We made important progress this quarter with the strategic acquisition of Xtrasource and through substantial internal growth. Sento today has a broader geographic footprint, a tenured staff in both the US and Europe, and an expanded, high caliber customer list compared with just one quarter ago. These strengths will help drive our growth in the coming year. We are also fully focused on reaching our profitability goals and are taking important strategic and tactical actions to ensure that we reach them as quickly and effectively as possible."


CONFERENCE CALL

Sento senior management will host a conference call, today, January 27 at 2:15 p.m. Mountain Time (4:15 p.m. Eastern Time) to discuss third quarter results and the future outlook. To access the call, dial 816-650-0754, in or outside the US, five minutes before start time. The confirmation number is 35854293. In addition, this call will be Web cast by CCBN and can be accessed at Sento's Web site at: www.sento.com. The Web cast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). The Web cast of this call will be available for two months by visiting one of CCBN's Web sites as stated above.

SENTO PROFILE

Sento Corporation (www.sento.com) is a right-channeling solutions leader, delivering a successful customer service and technical support experience through multi-channel interactions, contact center management expertise and professional services focused on business process management. Through Sento's Customer Choice Platformtm, an integrated suite of multi-channel CRM technologies, customers are given a choice of self-service and assisted-service options - via web, e-mail, chat, and phone - for increased customer satisfaction with dramatic cost savings to Sento's clients. Sento provides multi-channel support in 18 languages.

FORWARD LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company's stock price has historically been volatile; difficulties encountered in post-acquisition integration and operation of the acquired assets including retaining existing clients of the acquired company; variations in market and economic conditions; the effect on the Company's earnings of the repricing of options; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB, as amended.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-772-1417 or pat_oneal@sento.com Anthony Sansone, CFO, Sento at 801-772-1410 or tony_sansone@sento.com
Or, for brokers and financial industry members, Laurie S. Roop, President, Shareholder Relations at 435-652- 3884 or laurie@shareholder-relations.net

                               SENTO CORPORATION AND SUBSIDIARIES

                              Condensed Consolidated Balance Sheets

                                             ASSETS

                                                                    December 31,       March 31,
                                                                        2004             2004
                                                                    ------------     ------------
                                                                     (Unaudited)
Current assets:
     Cash and short-term investments                                $  4,878,126     $  6,567,811
     Accounts receivable (net)                                         5,324,035        4,632,111
     Other current assets                                                721,885          456,182
                                                                    ------------     ------------
                Total current assets                                  10,924,046       11,656,104

Property and equipment (net)                                           4,548,179        4,220,560
Intangible assets (net)                                                1,034,491                -
Other assets                                                             328,492          132,896
                                                                    ------------     ------------
                Total assets                                        $ 16,835,208     $ 16,009,560
                                                                    ============     ============




                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Current portion of long-term debt and capital lease
          obligations                                               $    776,201     $    728,357
        Accounts payable                                               1,925,536        1,334,409
        Accrued liabilities and other                                  2,189,371        2,394,204
                                                                    ------------     ------------
                Total current liabilities                              4,891,108        4,456,970

Long-term debt and capital lease obligations, net of
  current portion                                                        950,168                -
Accrued contingent consideration from business acquisition               655,590          656,324
Stockholders' equity                                                  10,338,342       10,896,266
                                                                    ------------     ------------

                Total liabilities and stockholders' equity          $ 16,835,208     $ 16,009,560
                                                                    ============     ============

                                        SENTO CORPORATION AND SUBSIDIARY

                                 Condensed Consolidated Statements of Operations
                                                   (Unaudited)


                                         Three Months        Three Months          Nine Months         Nine Months
                                             Ended               Ended                Ended               Ended
                                       December 31, 2004   December 31, 2003    December 31, 2004   December 31, 2003
                                       -----------------   -----------------    -----------------   -----------------
Revenues                                $   10,047,153      $    5,200,254        $   22,782,861      $   13,439,919
Cost of sales                                8,025,613           4,191,801            19,441,540          11,887,233
                                        --------------      --------------        --------------      --------------
        Gross profit                         2,021,540           1,008,453             3,341,321           1,552,686

Product development                             61,765                   -               295,741                   -
Selling, general and administrative          1,629,192             737,599             3,367,296           2,002,532
Non-cash charge for valuation of
  warrants                                      53,057                   -               239,558                   -
Specific reserve for doubtful account          475,000                   -               475,000
Amortization of intangible assets               54,447                   -                54,447
Stock-based compensation expense
  (benefit)                                    (68,947)            275,189              (235,355)            324,747
                                        --------------      --------------        --------------      --------------
        Operating loss                        (182,974)             (4,335)             (855,366)           (774,593)

Non-cash charge for valuation of
  warrants and conversion of debentures         (3,111)            (48,233)              (10,437)           (150,779)
Other income (expense), net                    (33,608)            (88,891)              (63,449)           (233,582)
                                        --------------      --------------        --------------      --------------
Net loss before income taxes                  (219,693)           (141,459)             (929,252)         (1,158,954)

Provision for income tax                        78,707                    -               78,707                   -
                                        --------------      --------------        --------------      --------------
Net loss                                      (298,400)           (141,459)           (1,007,959)         (1,158,954)

Deemed dividend as a result of
  warrant modifications                              -                   -               (37,875)                  -
                                        --------------      --------------        --------------      --------------
Net loss attributable to common
  stockholders                          $     (298,400)     $     (141,459)       $   (1,045,834)     $   (1,158,954)
                                        ==============      ==============        ==============      ==============

Basic and diluted loss per share        $        (0.08)     $        (0.06)       $        (0.28)     $        (0.51)
                                        ==============      ==============        ==============      ==============


Weighted average number of common and
  common equivalent shares outstanding       3,807,873           2,372,232             3,722,628           2,258,541
                                        ==============      ==============        ==============      ==============

                                        SENTO CORPORATION AND SUBSIDIARY

                                 Condensed Consolidated Statements of Cash Flows
                                                   (Unaudited)


                                                                                      Nine Months Ended
                                                                            ---------------------------------------
                                                                             December 31,             December 31,
                                                                                2004                       2003
                                                                            -------------             -------------
Cash flows from operating activities:
        Net loss                                                            $  (1,007,959)            $  (1,158,954)
        Adjustments to reconcile net loss to net cash
          provided by operating activities:
           Depreciation and amortization                                        1,193,542                 1,202,424
           Accretion of debenture for warrant and non-cash charge
        for conversion of debentures                                              249,995                   150,779
           Stock-based compensation                                              (235,355)                  324,747
           Changes in operating assets and liabilities:
               Accounts receivable                                              1,143,987                  (312,559)
               Other assets                                                      (139,798)                 (190,585)
               Accounts payable                                                  (439,851)                 (120,396)
               Accrued liabilities and other                                     (473,211)                  403,519
                                                                            -------------             -------------
               Net cash provided by operating activities                          291,350                   298,975

Cash flows from investing activities:
        Purchase of property and equipment                                     (1,104,911)                 (904,185)
        Business acquisition (including purchase of acquired
          company's secured debt)                                                (872,221)                        -
                                                                            -------------             -------------
                  Net cash used in investing activities                        (1,977,132)                 (904,185)

Cash flows from financing activities:
        Principal payments on long-term debt and debentures                      (725,923)               (1,555,794)
        Net borrowings under line of credit                                             -                   300,669
        Proceeds from long-term debt, capital leases and debentures               849,579                   621,563
        Payment of accrued offering costs                                        (627,364)                        -
        Proceeds from warrants and stock options exercised                        332,363                    31,371
        Proceeds from stock issued through employee stock purchase
          plan                                                                     76,112                    26,435
                                                                            -------------             -------------
                  Net cash used in financing activities                           (95,233)                 (575,756)

Effect of foreign currency translations                                            91,330                         -
                                                                            -------------             -------------
Net decrease in cash                                                           (1,689,685)               (1,180,966)
Cash at beginning of period                                                     6,567,811                 2,583,337
                                                                            -------------             -------------
Cash at end of period                                                       $   4,878,126             $   1,402,371
                                                                            =============             =============

                                                       ###